UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2017

Date of Report (Date of earliest event reported)

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PLx Pharma Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 El Rio Street, Ste. 130

Houston, Texas 77054

(713) 842-1249

(Address of principal executive offices and Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2017, PLx Pharma Inc. (the “Company”) announced its appointment, effective September 15, 2017, of Tom Long to the position of Vice President, Manufacturing & Technical Operations, as well as the appointment, effective October 1, 2017, of Steven Valentino, Vice President, Trade Sales. The Company also announced that its Chief Operating Officer, Gary Mossman, would be transitioning into a new role as a Senior Advisor to the Company, effective as of September 15, 2017. Having served as the Company’s Chief Operating Officer since 2009, Mr. Mossman will continue to advise the Company on a wide range of manufacturing and technical operational issues. A copy of the Company’s press release regarding Mr. Long, Mr. Valentino and Mr. Mossman, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Amendment to Amended and Restated Employment Agreement of Gary Mossman
99.1	Press Release dated September 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX PHARMA INC.

By:	/s/ Natasha Giordano
Natasha Giordano

Title:	President and Chief Executive Officer

Dated:	September 19, 2017